Exhibit 99.1

Verdant Automotive Corporation Names Graham Norton-Standen Chairman of the Board

LOS ANGELES, June 29, 2011 – Verdant Automotive Corporation (Symbol: VRDT) is pleased to announce the naming of Graham Norton-Standen as its new Chairman of the Board effective immediately.

Mr. Norton-Standen is a well-known, well-respected, infrastructure manager and advisor possessing an extremely rich background with many top tier organizations. His talents add substantial value to the already robust team at Verdant Automotive.

“Graham’s incredible experience and knowledge base in the electric infrastructure space is amazing,” stated Daniel Elliott, Verdant Automotive Corp CEO, “As a holding company for clean technology, transportation and infrastructure related ventures and initiatives, Verdant has gained a tremendous value in Mr. Norton-Standen.”

“I’m very excited to be working with the incredible team at Verdant,” Mr. Norton-Standen commented. “After meeting them, seeing their motivation and excitement for the electrification of transportation and hearing their story, I knew I wanted to be a part of this dynamic developing story.”
Graham Norton-Standen Chairman of the Board Verdant Automotive

Mr. Norton-Standen brings a tremendous amount of corporate experience having served as Chairman of the Board, CEO, Board Member, Senior Advisor, Group Advisor, Corporate Advisor and many other positions with a number of the world’s top companies and fund managers including: Gartner, EDS, Digital Equipment Corporation, British Telecom, Hewlett Packard, Unisys, Tata Group, Cable & Wireless, Deutsche Bank, Reuters, P&O and other organizations.

During his tenure in various organizations, Graham also acted as an advisor to a number of professional and government bodies including the European Commission, the World Energy Council, EPRI, the Centre for European Policy Studies and the Governments of Sweden and Australia in the run up to privatization of certain industries.  He also acted as a board member to the United States Trade and Investment Council based in Brussels and is a Fellow of the Institute of Directors.

About Verdant Automotive Corporation
Verdant Automotive Corporation, a holding company for clean technology, transportation and infrastructure, is focused on removing barriers to the electrification of transportation through the development of exceptional electric vehicles, infrastructure and other supporting technologies.  For more information about Verdant Automotive Corporation, please visit our website at www.verdantautomotive.com.

The information in this new release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Act of 1934. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing and regulatory and shareholder approvals for anticipated actions. Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual or future results may differ materially from those anticipated depending on a variety of factors, including continued maintenance of favorable license arrangements, success of market research identifying new product opportunities, successful introduction of new products, continued product innovation, sales and earnings growth, ability to attract and retain key personnel, and general economic conditions affecting consumer spending, Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Verdant Automotive Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

Contact:
Christian Kirsebom
(925)247-6666